Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-3

(Form Type)

LAVA Therapeutics N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

												Filing
												Fee
												Previously
												Paid In
												Connection
												with
			Fee		Proposed						Carry	Unsold
			Calculation		Maximum	Maximum			Carry	Carry	Forward	Securities
		Security	or Carry		Offering	Aggregate		Amount of	Forward	Forward	Initial	to be
	Security	Class	Forward	Amount	Price Per	Offering	Fee	Registration	Form	File	effective	Carried
	Type	Title	Rule	Registered	Unit	Price (4)	Rate	Fee	Type	Number	date	Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, nominal value €0.12 per share
Fees to Be Paid	Other	Warrants
Fees to Be Paid	Other	Units
Fees to Be Paid	Other	Debt Securities (1)
Fees to Be paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(2)	(3)	$250,000,000	0.0000927	$23,175
	Total Offering Amounts					$250,000,000		$23,175
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$23,175

(1)	If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(2)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $250,000,000. Also includes such indeterminate number of securities of the registrant as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.
(3)	The proposed maximum aggregate price per unit of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended, or the Securities Act.
(4)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to instructions to Form F-3 under the Securities Act.